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                                                                   EXHIBIT 10.11

                    EMPLOYMENT AND NONCOMPETITION AGREEMENT
                    ---------------------------------------


                  THIS AGREEMENT is made as of the 1st day of September, 1995, by and between ABERDEEN GROUP, INC., an Ohio corporation (which for purposes of this Agreement, together with all of its affiliates and subsidiaries, will be referred to as "Aberdeen") and WILLIAM B. BYRUM, an individual ("Employee").

                                   RECITALS:
                                   ---------

         A. Employee is a principal officer and a shareholder of Corinthian Healthcare Systems, Inc., an Indiana corporation (the "Company").

         B. Employee has obtained valuable knowledge and experience pertaining to the Company's business (the "Business") of providing pharmaceuticals, drugs, biologicals, medical devices, durable medical equipment and other health or medical supplies and related services to nursing homes, other institutional care facilities and individuals residing in such facilities.

         C. Aberdeen is acquiring all of the stock of the Company pursuant to a Stock Purchase Agreement, dated as of September 1, 1995 (the "Stock Purchase Agreement"), by and among Aberdeen and the shareholders of the Company.

         D. As a condition to such acquisition, Employee and Aberdeen desire to enter into an agreement to provide for the employment of Employee by Aberdeen to perform services as Vice President of Development of Aberdeen and for a prohibition on his disclosing confidential information, competing or otherwise interfering with Aberdeen.

         In consideration of and in reliance upon the covenants, obligations and agreements herein contained, Aberdeen and Employee hereby agree as follows:

         1. EMPLOYMENT SERVICES. For the five (5) year period commencing on the date hereof (the "Employment Period"), Aberdeen hereby agrees to employ Employee as its Vice President of Development. As such, Employee shall perform such reasonable and appropriate executive duties for Aberdeen as may be assigned to him by the President or the Board of Directors (the "Board") of Aberdeen. Throughout the Employment Period, Employee shall devote his efforts diligently and faithfully on a full-time basis to the business and welfare of Aberdeen in accordance with and in furtherance of the policies and directives of the Board. Employee will not engage in any activity which interferes with the performance of his duties hereunder and in any case will not hold any part-time job or perform any consulting services. Unless otherwise agreed by Employee and Aberdeen, Employee shall not be required to be based in any place located more than 30 miles from Zionsville, Indiana.

         2. COMPENSATION AND BENEFITS.

                  2. 1 SALARY. Aberdeen shall pay Employee a salary during his employment at the rate of $135,000.00 per year, payable in accordance with Aberdeen's standard payroll


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practices. The amount of the base salary will be reviewed by Aberdeen annually during the Employment Period and wilt not be decreased for any reason and is subject to such increases as Aberdeen may determine to grant in its sole discretion.

                  2.2 BONUS. Aberdeen will pay Employee a bonus equal to $10.00 per Nursing Home Bed (as defined below) upon each acquisition by Aberdeen, which is made during the first year of the Employment Period through Employee's efforts, of an institutional pharmacy business for a total acquisition cost, including accounts receivable, inventory and equipment, of $1,000.00 or less per Nursing Home Bed. Aberdeen will pay Employee a bonus equal to $5.00 per Nursing Home Bed upon any such acquisition during the first year of the Employment Period having such a total cost of more than $1,000.00 per Nursing Home Bed. For purposes of this Section 2.2, "Nursing Home Bed" means a bed served by the acquired business whose patient averages six or more prescriptions per month.

         Additional incentives will be established for the second and subsequent years during the Employment Period at the sole discretion of Aberdeen as Employee's assigned responsibilities require them.

                  2.3 BENEFITS. Aberdeen shall provide Employee with substantially the same benefits as are generally provided other executive employees of Aberdeen.

                  2.4 VACATION. During the Employment Period Employee shall be entitled to four (4) weeks of paid vacation per year. Alt vacations shall be taken at such time or times as are mutually convenient for Employee and Aberdeen.

                  2.5 AUTOMOBILE. Aberdeen shall provide Employee with the use of an Aberdeen-owned automobile during his employment.

                  2.6 EXPENSES. Aberdeen shalt reimburse Employee for reasonable expenses incurred by him on behalf of Aberdeen in the performance of his services during his employment. Employee shall furnish Aberdeen with the documentation in connection with such expenses required by the Internal Revenue Code and the regulations promulgated thereunder.

         3. NON-DISCLOSURE, NON-COMPETITION AND NON-INTERFERENCE.

                  3.1 NON-COMPETITION. Employee agrees that until the seventh anniversary of the date of this Agreement, he shall not directly or indirectly, without the prior written approval of the Board, enter into the employ of, render any services or assistance to, acquire any financial interest in, or otherwise become associated in any way with any person or entity ("Competitor"), whether in the capacity of principal, agent, partner, officer, director, employee, consultant, shareholder, or otherwise, which provides pharmaceuticals, drugs, biologicals, medical devices, durable medical equipment or other health or medical supplies to nursing homes or other institutional care facilities in the states of Indiana, Ohio, Pennsylvania, Kentucky, Illinois, Wisconsin, Minnesota or Michigan, or to individuals residing in any such home or facility in such geographic region. Nothing in this Section 3 shall prevent Employee from engaging in retail


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pharmacy activities after termination of his employment with Aberdeen, or from being a member or officer of or participating in the activities of any trade or professional association, or from acquiring an investment in Aberdeen or an equity interest of less than one percent (1%) in a Competitor whose shares are traded on a national securities exchange or over-the-counter.

                  3.2 NON-DISCLOSURE. Employee agrees that he shall not directly or indirectly disseminate verbally or in writing or use for his personal benefit any Confidential Iniormation, regardless of how it may have been acquired, except for the disclosure of such information as may be required by law, or authorized in writing by an officer of Aberdeen. Employee further agrees that upon termination of his employment he will return promptly to Aberdeen all memoranda, notes, records, reports, manuals, and other documents (and all copies thereof) relating to Aberdeen's business which he may then possess or have under his control. For purposes of this Agreement, "Confidential Information" means all information relating to the terms and conditions of this Agreement, the Stock Purchase Agreement or the transactions contemplated thereby, and all information belonging to, used by, or which is in the possession of Aberdeen relating to Aberdeen's business, products, services, strategies, pricing, customers, representatives, suppliers, distributors, technology, programs, finances, costs, employee compensation, marketing plans, developmental plans, computer software (including all operating system and systems application software), inventions, developments, or trade secrets, all to the extent such information is not intended by Aberdeen to be disseminated to the public or to other participants in Aberdeen's trade or business or is otherwise not generally known to Competitors of Aberdeen. Employee acknowledges that all of the Confidential Information is and shall continue to be the exclusive proprietary property of Aberdeen, whether or not prepared in whole or in part by Employee and whether or not disclosed to or entrusted to the custody of Employee.

                  3.3 NON-INTERFERENCE. Employee agrees that he shall not at any time during the term of this Agreement and for two (2) years thereafter induce, attempt to induce, or assist others in inducing or attempting to induce any employee, agent, customer, or supplier of Aberdeen or any other person or entity associated or doing business with Aberdeen (or proposing to become associated or to do business with Aberdeen) to terminate his or its relationship with Aberdeen (or to refrain from becoming associated or doing business with Aberdeen) or in any other manner to interfere with the relationship between Aberdeen and any such person or entity.

                  3.4 NEW DEVELOPMENTS. Employee agrees that he will disclose promptly to Aberdeen any and all improvements, inventions, developments, discoveries, innovations, systems, techniques, ideas, processes, programs, and other things, whether patentable or unpatentable, that are made or conceived by him alone or with others, in whole or in part, during his employment and which were made or conceived in whole or in part with Aberdeen's resources or during Aberdeen time (collectively referred to as the "New Developments"). Employee further agrees that all New Developments shall be and remain the sole and exclusive property of Aberdeen and that Employee shall, upon the request of Aberdeen, and without further compensation, do all lawful things reasonably necessary to ensure Aberdeen's ownership of any New Development, including the execution of any necessary documents assigning and transferring to Aberdeen all of Employee's right, title and interest in and to any New Development, and the execution of all necessary



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documents required to enable Aberdeen to file and obtain patents in the United
States and foreign countries on any New Development.

                  3.5 REMEDIES. If Employee commits or threatens to commit a breach of any of the provisions of this Section 3, Aberdeen shall have the right to have the provisions of this Agreement specifically enforced by any court having jurisdiction, it being acknowledged by Employee and agreed by the parties that any such breach or threatened breach will cause injury to Aberdeen for which money damages along will not provide an adequate remedy. The rights and remedies enumerated above shall be in addition to, and not in lieu of, any other rights and remedies available to Aberdeen at law or in equity.

                  3.6 REFORMATION OF AGREEMENT. In the event that any of the covenants contained in this Section 3, or any portion thereof, shall be found by a court of competent jurisdiction to be invalid or unenforceable as against public policy or for any other reason, such court shall exercise its discretion to reform such covenant to the end that Employee shall be subject to non-disclosure, non-interference and non-competition covenants that are reasonable under the circumstances and are enforceable by Aberdeen. In any event, if any provision of this Agreement is found unenforceable for any reason, such provision shall remain in force and effect to the maximum extent allowable and all non-affected provisions shall remain fully valid and enforceable.

         4. TERM.

                  4.1 MANNER OF TERMINATION. This Agreement may be terminated prior to the fifth anniversary of the date hereof, as follows:

                  (a) BY ABERDEEN FOR DISABILITY. At the option of and upon 30 days' advance written notice from Aberdeen if Employee shall become disabled, which, for purposes of this Agreement, shall be deemed to have occurred if Employee suffers from any disability or impairment of health which continues for at least 120 days and which in the good faith opinion of Aberdeen's management renders the Employee unable to perform his duties on an active, full-time basis.

                  (b) BY ABERDEEN FOR GOOD CAUSE. At the option of and by written notice from Aberdeen if the Board shall in good faith find "good cause" for termination, which, for purposes of this Agreement, shall mean (i) a material breach by Employee of his obligations under this Agreement or his fiduciary duties to Aberdeen, (ii) public conduct which in any manner offends against decency or morality, (iii) repeated absenteeism, (iv) drug use or excessive alcohol consumption on the part of Employee, or (v) failure to observe the directives of the Board or its designee to whom Employee reports; provided, that with respect to each of the foregoing items (i) through (iv), the Board may terminate this Agreement only if it has first given written notice to Employee that such breach, threatened breach or inappropriate conduct could mean termination for "good cause" and Employee fails to cure such breach, stop the activity threatening a breach, or discontinue the inappropriate conduct within 30 days after such notice is given.

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                  (c) BY EMPLOYEE. By Employee upon not less than 120 days
advance written notice.

                  (d) BY EMPLOYEE FOR GOOD REASON. At the option of and upon not less than 30 days' advance written notice from Employee for "good reason," which, for purposes of this Agreement, shall mean (i) any material breach by Aberdeen of this Agreement, or (ii) a failure or refusal by a successor of Aberdeen to assume the obligations of Aberdeen under this Agreement; provided, that with respect to the foregoing item (i), Employee may terminate this Agreement only if he has first given written notice to Aberdeen of such breach and Aberdeen has failed to cure the same within 30 days after such notice is given.

                  (e) DEATH. As of the end of the month in which Employee dies.

                  4.2 CONSEQUENCES OF TERMINATION.

                  (a) IN GENERAL. All rights of the parties to seek damages and other relief for breaches of this Agreement occurring prior to or on account of the termination of this Agreement by the other will survive termination. Otherwise, all rights and obligations of the parties hereunder will expire upon termination of this Agreement.

                  (b) SEVERANCE COMPENSATION. If this Agreement is terminated prior to the fifth anniversary hereof by Aberdeen other than pursuant to Section 4.1(a), 4.1 (b) or 4.1(e), or if this Agreement is terminated by Employee pursuant to Section 4.1(d), the severance compensation set forth on Schedule 4.2(b) attached hereto shall be payable by Aberdeen to Employee. Such severance compensation shall constitute liquidated damages (it being agreed that no exact measure of damages can be determined) to Employee in lieu of any and all other compensation or remedies owing to Employee on account of any such termination, and Employee shall not be entitled to receive any other compensation or remedy in respect thereof.

          5. MISCELLANEOUS.


                  5.1 WAIVER. Failure of Aberdeen at any time to enforce any provision of this Agreement or to require performance by Employee of any provision hereof shall in no way affect the validity of this Agreement or any part hereof or the right of Aberdeen thereafter to enforce its rights hereunder; nor shall it be taken to constitute a condonation or waiver by Aberdeen of that default or any other or subsequent default or breach.

                  5.2 EXPENSES OF ENFORCEMENT OF COVENANTS. In the event that any action, suit, or other proceeding (including arbitration) at law or in equity is brought to enforce any of the provisions contained in this Agreement, or to obtain money damages for the breach thereof, the party prevailing in any such action, suit or other proceeding shall be entitled upon demand to reimbursement from the other party for all expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred in connection therewith.




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                  5.3 NOTICE. Any notice required to be given under the terms of this Agreement shall be in writing and mailed to the recipient's last known address or delivered in person. If sent by registered or certified mail such notice shall be effective when mailed, otherwise, it shall be effective upon delivery.

                  5.4 ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration, conducted before a panel of three arbitrators in accordance with the commercial rules of the American Arbitration Association then in effect. However, the arbitration will be held in Chicago, Illinois. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. Any determination by such panel of arbitrators shall be consistent with the provisions of this Agreement as set forth herein, it being agreed that the arbitrators will not have the power to amend this Agreement.

                  5.5 ASSIGNMENT. Except as set forth herein, no rights of any kind under this Agreement shall, without prior written consent of Aberdeen, be transferable to or assignable by Employee or any other person, or be subject to alienation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary. This Agreement shall be binding upon and shall inure to the benefit of Aberdeen, its successors and assigns.

                  5.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without giving effect to the conflict of law provisions thereof.

                  5.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

                  5.8 HEADINGS. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  5.9 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement among the parties hereto concerning the subject matter hereof. All negotiations among the parties hereto concerning the subject matter hereof are merged into this Agreement, and there are no representations, warranties, covenants, understandings or agreements, verbal or otherwise, in relation thereto among the parties hereto other than those incorporated herein. The parties hereto acknowledge that Aberdeen is a party to, and this Agreement is made in conjunction with, the Stock Purchase Agreement; and it is understood that nothing in this Agreement is intended to modify the provisions of the Stock Purchase Agreement or any other agreement or instrument contemplated therein. Nothing expressed or implied in this Agreement is intended or shall be construed so as to grant or confer on any person, firm or corporation other than the parties hereto any rights or privileges hereunder. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.




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                  INTENDING TO BE LEGALLY BOUND, the parties or their duly
authorized representatives have signed this Agreement on the date first above written.

                                        ABERDEEN GROUP, INC.


                                        By: /s/ KEVIN B. SHAW
                                           -------------------------------------
                                        Title: PRESIDENT
                                              ----------------------------------



                                            /s/ WILLIAM B. BYRUM
                                           -------------------------------------
                                             WILLIAM B. BYRUM

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                                 SCHEDULE 4.2(b)

                             SEVERANCE COMPENSATION
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1.       Severance Compensation shall be limited to the following:

         (a) SALARY CONTINUATION. For the remainder of the Employment Period 100% of the annual base salary then in effect.

         (b) BONUS. As a bonus payable in respect to the then current year, twenty percent (20)% of the annual base salary then in effect.

         (c) BENEFITS. For a period of eighteen (18) months, (i) if permitted by the carrier(s), health, medical, dental and life insurance coverage at Aberdeen's expense to the same extent then covered under Aberdeen's group plans, policies and programs (and any supplemental plans), or (ii) reimbursement of Employee for his COBRA payments to Aberdeen.

         (d)      VACATION. All untaken vacation days for the current year.

         (e) AUTOMOBILE. The right to purchase any employer-provided automobile for $1.00.

         (f) OUTPLACEMENT SERVICES. If requested, the cost of outplacement services not to exceed $2,000.00.

         (g) STOCK OPTIONS. Immediate and automatic vesting of any and alt stock options previously granted to Employee.

2. Although employee shall not be required to mitigate the amount of salary continuation under Section 1(a) above by seeking employment or otherwise, such salary continuation payments shall nevertheless be offset or reduced by the amount of any W-2 compensation provided to Employee in any subsequent employment.